Exhibit 3.5

                                 AMENDED BYLAWS

                                       OF

                     COMMERCE DEVELOPMENT CORPORATION, LTD.
                             a Maryland corporation


                                    ARTICLE I
                                     Offices

          Section 1.1.  Registered  Office.  The registered  office of Commerce
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Development  Corporation,  Ltd. (the "Corporation") shall be c/o National
Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202.

          Section 1.2. Other Offices. The Corporation may also have offices at such other place or places, either within or without the State of Maryland, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Stockholders

          Section 2.1. Place of Meeting.  All meetings of the  Stockholders of
                       ----------------
the Corporation shall be held at such place within or without the State of Maryland as may from time to time be fixed in the respective notices or waivers of notices thereof

          Section 2.2. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined by the President or the Board of Directors.

          Section 2.3. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, a majority of the Board of Directors or by a stockholder or stockholders holding of record at least a majority of the outstanding shares of stock of the Corporation.

          Section 2.4. Notice of Meetings. Except as otherwise provided by statute, notice stating the place, day and hour of each meeting of the stockholders, whether annual or special, shall be delivered not less than ten
(10) nor more than ninety (90) days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting, by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage pre-paid envelope addressed to him at his post-office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished his post-office address to the Secretary of the Corporation, to his address last known to the Secretary of the Corporation, or in the absence of knowledge on the part of the Secretary of any post-office address of such stockholder, then to the registered office of the Corporation in the State of Maryland. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required.

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          Section 2.5. Notice Not Required. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without objecting thereto, and if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telex, telecopier or telegraph, cable or wireless, waive notice of any meeting, whether before or after such meeting shall be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

          Section 2.6. Quorum: Presiding Officer. At each meeting of the stockholders, the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business of the Corporation. In the absence of a quorum, a majority of the stockholders of the Corporation present in person or by proxy, or, if none of the holders of issued and outstanding stock of the Corporation be present, any officer entitled to preside or act as secretary at such meeting, shall have the power to adjourn the meeting, from time to time, until the requisite number of stockholders shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. All meetings of the stockholders shall be presided over by the President or, in the absence of the President, by such other officer or officers as appointed by either the President or the Board of Directors.

          Section 2.7. Voting. At each meeting of the stockholders, every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote within his or her class or classes in person or by proxy (executed in writing by the stockholder or by his duly authorized attorney-in-fact) for each share in such class or classes of stock of the Corporation registered in his or her name on the books of the Corporation on the date fixed pursuant to Section 2 of Article VI of these Bylaws as the record date for the determination of the stockholders entitled to vote at such meeting. Shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly. At all meetings of the stockholders, all matters (except as otherwise provided in the Corporation's Articles of Incorporation, these Bylaws, any agreement between or among the Corporation's stockholders or by statute) to be decided by the stockholders or each respective class thereof shall be decided by a majority of the votes cast by the holders of the stock, or each class of stock respectively, present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder present, in person or by proxy, at any meeting and entitled to vote thereat, the vote on any question need not be by ballot.

          Section 2.8. Action By Written Consent. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, in lieu of holding a stockholders' meeting, such action may be taken without a meeting, without prior notice, and without a vote, if (i) a consent or consents in writing, setting forth the actions so taken, shall be signed by the holders of all the outstanding stock entitled to vote thereon and (ii) such consent action is otherwise in compliance with Section 2-505 of the Maryland General Corporation Law.

                                   ARTICLE III
                               Board of Directors

          Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or these Bylaws or any agreement among the Corporation and its stockholders, directed or required to be exercised and done by the stockholders.

          Section 3.2. Number and Term of Office. The Board of Directors shall be composed of not less than the minimum number required by Section 2-402 of the Maryland General Corporation Law nor more than fifteen (15) members. Directors shall be elected by the stockholders; however, vacancies on the Board may be filled by a majority of the directors then in office, as provided in Section 2-407 of the Maryland General Corporation Law and Section 11 of this Article
III. Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his death, or until he shall resign, or until he shall have been removed in the manner provided in these Bylaws.

          Section 3.3. Quorum and Manner of Acting. Except as otherwise provided by statute or by these Bylaws, a majority of the directors in office shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. No notice other than announcement at the meeting of any adjourned meeting need be given.

          Section 3.4. Place of Meetings. etc. The Board of Directors may hold its meetings, have one or more offices and keep the books and records of the Corporation at such place or places within or without the State of Maryland as the Board may from time to time determine.

          Section 3.5. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

          Section 3.6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same place and at the same hour on the next succeeding day not a legal holiday. Notice of regular meetings need not be given.



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          Section 3.7. Special Meetings: Notice: Presiding Officer. Special
meetings of the Board of Directors shall be held whenever called by the President or a majority of the directors. Notice of each such meeting shall be sent to each director, via mail with postage pre-paid and return receipt requested or by telex, telecopier or telegraph, cable or wireless, or be delivered personally or by telephone, to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any meeting of the Board need not be given to any director, however, if waived, whether before or after such meeting shall be held, by him in writing or by telex, telecopier or telegraph, cable or wireless, or if he shall attend such meeting without objecting thereto, and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat. All meetings of the Board of Directors shall be presided over by the President if the President shall be a director, otherwise, meetings of the Board of Directors shall be presided over by such person as may be designated, from time to time, by the Board of Directors.


          Section 3.8. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Board and such written consent is filed with the minutes of proceedings of the Board.

          Section 3.9. Resignation. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          Section 3.10. Removal of Directors. Any director may be removed, either with or without cause, at any time, but such removal shall require the affirmative vote of the holders of a majority of all of the outstanding shares of stock or, in the case of a director elected by a particular class of stock, a majority of the shares of the class of stock by whom he or she was elected, and the election of a director to fill the unexpired portion of the term of any director so removed shall require the vote of at least a majority of all of the outstanding shares of stock of the Corporation or, in the case of a director elected by a particular class of stock, a majority of all the shares of such class of stock.

          Section 3.11. Vacancies. Except as otherwise provided by statute or by these Bylaws, any vacancy in the Board of Directors caused by death, resignation, disqualification or any other cause other than removal by stockholders may be filled either by a majority vote of the remaining directors, though less than a quorum, or by the stockholders of the Corporation entitled to vote, by class or otherwise, thereon at the next annual meeting or at any special meeting called for the purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the stockholders entitled to vote thereon, by class or otherwise.

          Section 3.12. Compensation. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 3.13. Directors' Committees. The Board of Directors may, by resolution adopted by a majority of the directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution and permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such a committee or committees shall have such name or names as may by resolution be adopted by the Board of Directors.

          Section 3.14. Telephonic Conferences. Any meeting of the Board of Directors, or any committee thereof, may be conducted by telephonic conference, provided that during the course of such meeting, each participant shall have the capacity to hear and communicate with all other participants.

                                   ARTICLE IV
                                    Officers

          Section 4.1. Number. The officers of the Corporation shall be a President and a Secretary and such other officers as may be appointed by the Board of Directors. Any number of offices may be held by the same person; provided, however, that no person may, at the same time, serve as President and Vice President of the Corporation.

          Section 4.2. Election and Term of Office. The officers shall be elected annually by the Board of Directors, and each shall hold office until the next annual election of officers and until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign by written notice to the Corporation, or until he or she shall have been removed in the manner hereinafter provided. A vacancy in any office because of death, resignation, removal or for any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office.

          Section 4.3. Removal. Any officer may be removed with or without cause by the vote of a majority of the Board of Directors at a regular meeting or a special meeting called for that purpose whenever, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The purpose shall be stated in a notice or waiver of notice of such meeting unless all the directors of the Corporation shall be present thereat.

          Section 4.4. The President. The President shall be the chief executive officer of the Corporation and shall have direct charge of the management of the business operations of the Corporation subject to the general control of the Board of Directors. He or she shall preside at all meetings of the Board of Directors and all meetings of the stockholders, except as otherwise provided in these Bylaws. He or she shall execute bonds, mortgages, leases, contracts, share certificates and other documents requiring the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In addition to the foregoing, the President shall, subject to these Bylaws and to the direction of the Board of Directors, perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors.

          Section 4.5. Vice President(s) The Board of Directors may determine that there shall be one or more Vice Presidents of the Corporation, each of whom shall have such powers and duties as may be delegated to him or her by the Board of Directors. The Vice President (or, in the event that there is more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any delegation, then in the order of their election) shall perform the duties of the President in his or her absence or disability.

          Section 4.6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the board of Directors or the President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

          Section 4.7. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties, in such sum and with such surety or securities as the Board of Directors shall determine. The Treasurer shall keep and disburse the monies of the Corporation, as directed by the Board of Directors; shall keep correct books of account; shall render to the President and to the Board of Directors at the regular meetings thereof, or whenever requested by them, reports of financial transactions by him or her and of the financial condition of the Corporation; and, in general, shall perform all duties incident to the office of Treasurer, together with such other duties as the Board of Directors may from time to time prescribe.

          Section 4.8. Other Officers. The Corporation may have such other officers and agents as may be deemed necessary by the Board of Directors, who shall be appointed in such manner, to have such duties and hold their offices for such terms, as may be determined by the Board of Directors.

          Section 4.9. Salaries. The salaries of the officers may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                                    ARTICLE V

          Section 5.1. Contracts.  Checks. Notes. Bank Accounts.  Etc.
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All contracts and agreements authorized by the Board of Directors,  and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money, shall be signed by the President or by such other officer(s) or employee(s) as the Board of Directors may from time to time designate. The Board of Directors may authorize any officer(s), employee(s) or agent(s) of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these Bylaws or by the Board of Directors, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, or pledge its credit, or render it liable pecuniarily for any purpose or to any amount.

          Section 5.2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation as the Board of Directors or President shall direct in such banks, trust companies or other depositories as the Board of Directors or President may select or as may be selected by any other officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

          Section 5.3. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors or President may select, or as may be selected by any other officer, officers, agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI
                                  Capital Stock

          Section 6.1. Certificate of Stock. Every stockholder shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President and the Secretary of the Corporation, certifying the number of shares of stock of the Corporation owned by him or her. The certificate shall be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until such share is fully paid. Each certificate representing shares shall state that the Corporation is organized under the laws of the State of Maryland, the name of the person to whom issued, and the par value of each share represented by such certificate or a statement that the shares are without par value. Each stock certificate issued by or on behalf of the Corporation shall have written, stamped, printed, or otherwise affixed on the face or back thereof a legend, stating in substance:

          The shares represented by this Certificate have not been registered under the Securities Act of 1933, and may be offered and sold only if registered pursuant to the provisions of that Act or if any exemption from registration is available. The shares represented by this Certificate may not be transferred unless the holder hereof shall have complied with all provisions of the Articles of Incorporation and any applicable agreement with the Corporation and/or shareholders of the Corporation affecting the sale thereof

Each such stock certificate shall be transferable on the stock books of the Corporation in person or by attorney, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and cancelled.

          Section 6.2. Closing of Transfer Books. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of stockholders, such date in any case to be not more than sixty
(60) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date upon which the particular action requiring such determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, is to be taken. If no record date is fixed, the date next preceding the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividends is adopted, as the case may be, shall be the record date for such determination of stockholders.


          Section 6.3. Lost. Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates heretofore issued by the Corporation alleged to have been lost, destroyed or mutilated upon the making of an affidavit of that fact by the person claiming the certificates for shares to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, or to give the Corporation a bond in such sums as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                   ARTICLE VII
                                    Dividends

          Section 7.1. Payment of Dividends. The Board of Directors may declare, and the Corporation may pay, dividends on its outstanding shares, in cash, property or its shares, pursuant to law and subject to the provisions of its Articles of Incorporation and Bylaws.

          Section 7.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for preparing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII
                                      Seal

          The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, State of Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX
                                   Fiscal Year

                The fiscal year of the Corporation shall be as determined by the Board of Directors.

                                    ARTICLE X
                   Indemnification of Directors and Officers:
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       Personal Liability of Directors: Interested Directors and Officers.
       --------------------- --------------------------------------------

          Section 10.1. Indemnification of Directors and Officers. Each person who at any time is or shall have been a director or officer of the Corporation, and who is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is, or was, a director or officer of the Corporation or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified (and, to the extent required by statute, shall be indemnified) by the Corporation against, the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding to the fullest extent provided under
Section 2-418 of the Maryland General Corporation Law, as the same shall be amended or supplemented from time to time, or any successor statute. Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may, in accordance with the provisions of Section 2-418 of the Maryland General Corporation Law, be advanced by the Corporation prior to a final disposition in such matter. The foregoing right of advancement of expenses and indemnification shall in no way be exclusive of any rights of advancement of expenses or indemnification, or any other rights, to which such director, officer, employee or agent may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 10.2. Personal Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 2-312 of the Maryland General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

          If the Maryland General Corporation Law is hereafter amended to authorize the elimination or limitation of the liability of directors to a greater extent than is provided in this Article X, the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Maryland General Corporation Law at that time in force. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

          Section 10.3. Interested Directors and Officers. A director or officer of the Corporation may enter into contracts or arrangements or have dealings with the Corporation, and shall not be disqualified as a director or officer thereby, nor shall he or she be liable to account to the corporation for any profit arising out of any such contracts, arrangements or dealings to which he or she is a party or in which he or she is interested by reason of his or her being at the same time a director or officer of the Corporation, nor shall any such contract or transaction be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors, or a committee thereof, which authorizes any such contract or transaction, or solely because his or her vote is counted for such purpose, provided that (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, as the case may be, in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.


                                   ARTICLE XI
                                   Amendments

          Subject to the reserved power of the stockholders to alter, amend or repeal these Bylaws, or any of them, or to make new Bylaws, these Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be made, at any meeting of the Board of Directors by vote of a majority of the Board of Directors, provided that the proposed action in respect thereof shall be stated in the notice or waiver of notice of such meeting or that all of the directors of the Corporation shall be present at such meeting.